Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 18, 2014 and April 4, 2016, with respect to the consolidated financial statements and the “Senior Securities Table,” respectively, of Business Development Corporation of America for the year ended December 31, 2013 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 5, 2016